Exhibit 99.1

Sarepta Therapeutics Announces Proposed Offering of $375 Million of Convertible Senior Notes Due 2024

— Chief executive officer indicates interest in purchasing $2 million of shares of Sarepta’s common stock —

CAMBRIDGE, Mass., November 7, 2017 (GLOBE NEWSWIRE) — Sarepta Therapeutics, Inc. (NASDAQ:SRPT), a commercial-stage biopharmaceutical company focused on the discovery and development of precision genetic medicines to treat rare neuromuscular diseases, today announced that it intends to offer, subject to market and other conditions, $375 million aggregate principal amount of convertible senior unsecured notes that will mature on November 15, 2024. The notes will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Sarepta also expects to grant the initial purchasers of the notes an option to purchase up to an additional $75 million aggregate principal amount of the notes, solely to cover over-allotments.

Douglas Ingram, Sarepta’s president and chief executive officer, has indicated an interest in purchasing approximately $2 million of shares of Sarepta’s common stock from certain purchasers of notes in privately negotiated transactions effected through one or more of the initial purchasers of the notes or their respective affiliates, concurrently with the proposed offering. The purchase price per share of the common stock purchased by Mr. Ingram from certain purchasers of notes is expected to equal the closing price per share of Sarepta’s common stock on the date of the pricing of the proposed offering.

Sarepta intends to use a portion of the net proceeds from the offering to pay the cost of certain capped call transactions (described below). Sarepta intends to use the remainder of the net proceeds from the offering to strengthen its balance sheet, improve its capital structure and to fund general corporate purposes.

The notes will bear cash interest, payable on May 15 and November 15 of each year, beginning on May 15, 2018. The notes will not be redeemable prior to maturity. The notes will be convertible, only during certain periods and subject to certain circumstances, into cash, shares of Sarepta common stock, or a combination of cash and shares of Sarepta common stock, at Sarepta’s election. Final terms of the notes, including interest rate, conversion rate, conversion price, and certain other terms of the offering, will be determined at the time of pricing.

In connection with the pricing of the notes, Sarepta also expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Sarepta’s common stock upon conversion and/or offset any cash payments Sarepta is required to make in excess of the principal amount of converted notes, as the case may be, of the notes in the event that the market price per share of Sarepta’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of Sarepta’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, upon conversion of the notes to the extent that such market price exceeds the cap price of the capped call transactions. If the initial purchasers of the notes exercise their over-allotment option, Sarepta expects to enter into additional capped call transactions with the option counterparties.

Sarepta expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will purchase shares of Sarepta’s common stock and/or enter into various derivative transactions with respect to Sarepta’s common stock concurrently with or shortly after the pricing of the notes. This activity could impact the market price of Sarepta’s common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Sarepta’s common stock and/or by purchasing or selling Sarepta’s common stock or other securities of Sarepta’s in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also impact the market price of Sarepta’s common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of Sarepta’s common stock and value of the consideration that holders will receive upon conversion of the notes.

The offer and sale of the notes are not being registered under the Securities Act, or any state securities laws. The notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction.

About Sarepta Therapeutics

Sarepta Therapeutics is a commercial-stage biopharmaceutical company focused on the discovery and development of precision genetic medicines to treat rare neuromuscular diseases. The Company is primarily focused on rapidly advancing the development of its potentially disease-modifying Duchenne muscular dystrophy (DMD) drug candidates.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements about the expected terms, timing and size of the proposed offering and capped call transactions, as well as purchases of common stock by Sarepta’s president and chief executive officer. These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control, including risks and uncertainties related to market conditions, the expected terms and timing of the proposed offering, the notes and the capped call transactions, the satisfaction of customary closing conditions related to the proposed offering and the risk that Sarepta may not be able to consummate the proposed offering on the anticipated terms, or at all. Applicable risks also include those that are included in the “Risk Factors” section of Sarepta’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017, in addition to the risk factors that are included from time to time in Sarepta’s subsequent SEC filings. Investors are cautioned not to rely on these forward-looking statements when making an investment decision. Any forward-looking statement in this press release represents Sarepta’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by applicable law. Sarepta’s president and chief executive officer has no obligation to purchase any shares of company common stock.

Source: Sarepta Therapeutics, Inc.

Media and Investors:

Sarepta Therapeutics, Inc.

Ian Estepan, 617-274-4052

iestepan@sarepta.com

or

W2O Group

Brian Reid, 212-257-6725

breid@w2ogroup.com